Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement Number 33-60730 on Form S-8 filed March 31, 1993,

(2)	Registration Statement Number 333-27459 on Form S-8 filed May 20, 1997,

(3)	Registration Statement Number 333-67033 on Form S-8 filed November 10, 1998,

(4)	Registration Statement Number 333-87996 on Form S-8 filed May 10, 2002,

(5)	Registration Statement Number 333-105081 on Form S-8 filed May 8, 2003,

(6)	Registration Statement Number 333-129636 on Form S-3 filed November 10, 2005,

(7)	Registration Statement Number 333-129632 on Form S-8 filed November 10, 2005,

(8)	Registration Statement Number 333-160598 on Form S-8 filed July 16, 2009,

(9)	Registration Statement Number 333-166795 on Form S-3 filed May 13, 2010, and

(10)	Registration Statement Number 333-167043 on Form S-8 filed May 24, 2010,

of Jarden Corporation of our report dated February 27, 2013 relating to the financial statements , financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 27, 2013